EX-10.1
                      SECURITIES PURCHASE AGREEMENT

                         ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement") is made as of July 3, 2006 by and between Andain Inc. a company incorporated under the law of the State of Nevada resident at 5190 Neil Road, Suite 430 Reno 89504, ("Purchaser"), and Pangea Investments GmbH, a company incorporated under the laws of republic of Switzerland, resident at 160a Churerrstrasse Pfaffikon SZ 8808, the sole shareholder ("Shareholder") of Impact Active Team Ltd, Inc., an Israeli corporation ("Impact").

                                RECITALS

WHEREAS, the Shareholder is the owner of all the issued and outstanding shares of common stock ("Shares") of Impact; and

WHEREAS, Purchaser desires to purchase from the Shareholder, and the Shareholder desire to sell to Purchaser, all the Shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                AGREEMENTS

1.  Purchase and Sale.

Subject to the terms and conditions contained in this Agreement, on the Closing (defined below), the Shareholder shall sell, assign, transfer and deliver to Purchaser all of the issued and outstanding shares of Impact. In Consideration for Impact purchased shares, the Purchaser shall sell, assign, transfer and deliver to the Shareholder the sum of Two Million Five Hundred Thousand (2,500,000) restricted shares of common stock ("Purchase Price").

2.  Closing.

The closing ("Closing") of the sale and purchase of the Shares shall take place on June 12, 2006, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than December 31, 2006 ("Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing."

     2.1  Items to be Delivered Immediately Prior to or at Closing.

     At the Closing:

     (a) The Shareholder shall deliver to Purchaser a certificate or certificates representing all issued and outstanding shares, duly endorsed in blank or accompanied by stock powers duly executed in blank.

     (b) Purchaser shall deliver to the Shareholder a certificate or certificates of Two Million Five Hundred Thousand (2,500,000) restricted shares of the Purchaser's common stock of as the purchase price. ("Purchase Price").

3.  Representations and Warranties of the Shareholder.

The Shareholder, individually as pertains to their particular shareholder and not jointly, and the other Shareholder hereby represent and warrant to Purchaser the representations and warranties, as follows:

     3.1.  Validity of Transaction.

     The Shareholder owns the number of Shares set forth opposite his name on Exhibit A to this Agreement. The Shareholder has all requisite power and authority to execute, deliver, and perform this Agreement and to sell to Purchaser the Shares to be sold by the Shareholder pursuant hereto. All necessary corporate proceedings or other similar actions by the Shareholder have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the sale of the Shares by the Shareholder. This Agreement has been duly authorized, executed, and delivered by the Shareholder, is the legal, valid, and binding obligation of the Shareholder, and is enforceable as to the Shareholder in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Shareholder for the execution, delivery, or performance of this Agreement by the Shareholder, and except as would not affect the ability of the Shareholder to perform any of his material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Shareholder is a party, or by which any of its properties or assets is bound, shall be required for the execution, delivery, or performance by a Shareholder of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of the Shareholder to perform any of his material obligations under this Agreement. The execution, delivery, and performance of this Agreement by the Shareholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate or articles of incorporation or by-laws (or other organizational document) of Impact, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on a Shareholder or to which any of his operations, business, properties, or assets is subject, except as would not affect the ability of such Shareholder to perform any of its material obligations under this Agreement. The Shares sold by the Shareholder have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal. Upon the transfer of the Shares, sold by the Shareholder to Purchaser at the Closing, Purchaser shall acquire good and valid title to such Shares free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts (other than any created for and in favor of Purchaser).

     3.2 Finder or Broker. The Shareholder has not incurred any fee as a result of any negotiation with any finder, broker, intermediary, or similar person in connection with the transaction contemplated hereby that will result in any liability to Purchaser.

     3.3. Accredited Investor. The Shareholder is a "sophisticated" or "accredited" investor, as those terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Shareholder has received all requested documents from Purchaser, including without limitation, and has had an opportunity to ask questions of and receive answers from the officers of Purchaser with respect to the business, results of operations, financial condition, and prospects of Purchaser.

     3.4 Corporate Existence. Impact is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Israel and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Impact is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of Impact. Impact is not in violation of any of the provisions of its Certificate of Incorporation, its Bylaws, or any regulations governing them.

     3.5.  Capitalization.

     (a)  The authorized equity of Impact consists of Ten Million
     (10,000,000) Shares, of which Five Hundred Thousand (500,000) are issued and outstanding.

     (b) To the knowledge of the Shareholder, (i) all outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under the Israel, Switzerland or Nevada laws, its Certificate of Incorporation, its Bylaws, or any regulations governing them, or any agreement or document to which Impact is a party or by which it or its assets are bound, (ii) all outstanding Shares have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and (iii) none of the outstanding Shares is unvested or is subject to a repurchase option, risk of forfeiture or other condition.

     (c) Other than the Shares, there are no outstanding (i) shares of equity or voting securities of Impact, (ii) securities of Impact convertible into or exchangeable for shares of capital stock or voting securities of Impact or (iii) options or other rights to acquire from Impact, or other obligation of Impact to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Impact. There are no registration rights, other than as set forth in this Agreement, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Impact is a party. There are no outstanding obligations of Impact to repurchase, redeem or otherwise acquire any Shares.

     3.6.  Financial Statements.

     The Shareholder acknowledges that its books and records of Impact fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles ("GAAP"), the financial position of Impact as at the date hereof, and all material financial transactions of the Impact have been accurately recorded in such books and records. However, financial statements date within one hundred thirty-five (135) days of the date of this Agreement shall be required to be furnished within sixty (60) days from the date of closing of this transaction.

     3.7.  No Undisclosed Material Liabilities.

     There are no liabilities of Impact of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a)  liabilities recorded in full or reserved for; and

     (b) liabilities incurred in the ordinary course of the business of Impact consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of Impact.

     3.8.  Litigation.

     Except those disclosed in Exhibit 3.8 herein, there is no action, suit, investigation or proceeding (or to the Shareholder knowledge any basis therefor) pending against, or to the knowledge of the Shareholder, threatened against or affecting, the Shareholder, Impact or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of Impact or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     3.9.  Intellectual Property.

     Impact has good and valid title to and ownership of all Intellectual Property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign) necessary for its business and operations. There are no outstanding options, licenses or agreements of any kind to which Impact is a party or by which it is bound relating to any Intellectual Property, whether owned by Impact or another person. To the knowledge of the Impact, the business of Impact as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

     3.10.  Compliance with Laws and Court Orders.

     (a) Impact is not in violation of, and to the knowledge of the Shareholder is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Impact.

     (b) To the knowledge of the Shareholder, each executive officer and director of Impact has complied with all applicable laws in connection with or relating to actions within the scope of Impact's business, except where the failure to comply would not be material to Impact. No executive officer or director of Impact is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of Impact.

     (c) Impact and each of its officers and directors have complied in all material respects with the applicable provisions of Sarbanes-Oxley. Impact has disclosed any of the information required to be disclosed by Impact and certain of its officers to Impact's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-KSB and Form 10-QSB under the Exchange Act. From the period beginning January 1, 2004 to the present, neither Impact nor any of its Affiliates made any loans to any executive officer or director of Impact.

     3.11.  Absence of Liens and Encumbrances; Title to Properties.

     Impact has good, valid and marketable title to all properties and assets used in the conduct of its business free of all liens, mortgages, pledges, charges, security interests, encumbrances or other adverse claims of any kind, except as set forth in its financial statements.

     3.12.  Material Contracts.

     Impact is not a party to or bound by any Contract (as defined below) that (a) is a material contract, or (b) materially limits or otherwise materially restricts Impact or that would, after the Closing, materially limit or otherwise materially restrict Impact or any of its subsidiaries or any successor thereto, from engaging or competing in any material line of business in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. As used herein, "Contract" shall mean any written or oral agreement, contract, commitment, lease, license, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation. Impact is not in, or has received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of Impact or, after giving effect to the Closing, Impact or any of its subsidiaries.

     3.13.  Taxes.

     (a) Impact has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. Impact has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where Impact does not file tax returns that Impact may be subject to taxation in that jurisdiction.

     (b) There are no ongoing examinations or claims against Impact for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. Impact has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

     3.14.  Full Disclosure.

     All documents provided to the Purchaser by Impact are pursuant to the Securities Exchange Act of 1934, as amended, since October 1, 2005 ("Impact Exchange Act Documents") (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were stating or contain any untrue statement of a material fact, and (iii) did not at the time they were stating or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Impact Exchange Act Documents do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any of such documents relate to Impact, as to which Impact makes no representation. So far as Impact or the Shareholder are aware, from the date as of which information is given in the most recent report filed by Impact under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of Impact and its subsidiaries taken as a whole.

     3.15.  Financial Statements.

     The audited financial statements and unaudited interim financial statements of Impact included in Impact's filings under the Exchange Act (collectively, "Impact Financial Statements") (a) were prepared in accordance with and accurately reflect in all material respects, Impact's books and records as of the times and for the periods referred to therein, (b) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included and (c) fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements as may be submitted), the consolidated financial position of Impact and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to be material to Impact).

     3.16.  Other Stockholders.

     Impact has not entered into any agreement with any holders of Impact Shares, other than this Agreement with the Shareholder, with respect to the acquisition of Impact Shares by Purchaser.

4.  Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to Impact as follows:

     4.1  Validity of Transaction.

     Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered by Purchaser, is the legal, valid, and binding obligation of Purchaser, and is enforceable as to Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by Purchaser for the execution, delivery, or performance of this Agreement by Purchaser, except as would not affect the ability of Purchaser to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Purchaser is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by Purchaser of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of Purchaser to perform any of its material obligations under this Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding to which Purchaser is a party, or violate or result in a breach of any term of the Articles of Incorporation or By-laws of Purchaser, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Purchaser or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of Purchaser to perform any of its material obligations under this Agreement.

     4.2  Finder or Broker.

     Neither Purchaser nor any person acting on behalf of Purchaser has negotiated with any finder, broker, intermediary, or similar person in connection with the transaction contemplated herein.

     4.3.  Accredited Investor.

     Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     4.4  Investment Intent.

     Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that Purchaser has the right to sell such shares in its sole discretion in accordance with the requirements of the minimum one (1) year hold period under Rule 144. Purchaser understands that the Shares, as of Closing, have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Shares shall be delivered to Purchaser pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this section are given with the intention that Purchaser may rely thereon for purposes of claiming such exemptions. Purchaser understands that the Shares cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available.

     4.5.  Transfer of Shares.

     Purchaser shall not sell or otherwise dispose of any Shares unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) such registration and qualification are not required and, if Impact so requests, there is presented to Impact a legal opinion reasonably satisfactory to Impact to such effect. Purchaser consents that the transfer agent for the Shares may be instructed not to transfer any Shares acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Shares acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
     ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF
     1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFICATION
     UNDER THE BLUE SKY LAWS OF ANY JURISDICTION.  SUCH
     SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR
     OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF
     THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS
     CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
     AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN
     EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE."

     Impact shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to Impact a legal opinion reasonably satisfactory to Impact to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

     4.6.  Purchaser's Corporate Existence.

     Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to
     carry on its business as now conducted.   Purchaser is duly
     qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be materially adverse to the business of Purchaser. Purchaser is not in violation of any of the provisions of its Articles of Incorporation or its Bylaws.

     4.7.  Litigation.

     There is no action, suit, investigation or proceeding (or to Purchaser's knowledge any basis therefor) pending against, or to the knowledge of Purchaser, threatened against or affecting, Purchaser or any Purchaser Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of Purchaser and its subsidiaries taken as a whole or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     4.8.  Compliance with Laws and Court Orders.

     (a) Neither Purchaser nor any Purchaser Subsidiary is in violation of, and has not violated, and to the knowledge of Purchaser is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Purchaser and its subsidiaries taken as a whole.

     (b) Each executive officer and director of Purchaser has complied with all applicable laws in connection with or relating to actions within the scope of Purchaser's business, except where the failure to comply would not be material to Purchaser. No executive officer or director of Purchaser is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of Purchaser and its subsidiaries taken as a whole, except as disclosed in Purchaser Exchange Act Documents.

     4.9.  No Undisclosed Material Liabilities.

     There are no liabilities of Purchaser or any Purchaser
     Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a) liabilities recorded in full or reserved for in the unaudited financial statements included in the Purchaser Exchange Act Documents filed with respect to the fiscal period ended March 31, 2006 ("Purchaser Balance Sheet Date"); and

     (b) liabilities incurred in the ordinary course of the business of Purchaser consistent with past practice since the Purchaser Balance Sheet Date, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of Purchaser and its subsidiaries taken as a whole.

5.  Survival Of Representations and Warranties; Indemnification;

     5.1. Nature and Survival. The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the Closing for a period of twelve months following the Closing and all inspections, examinations or audits on behalf of the parties whether conducted before or after the Closing.

     5.2.  Shareholder Indemnification.

     (a) The Shareholder agrees to indemnify and hold harmless Purchaser against any and all Damages. "Damages," as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to Purchaser from (i) any inaccurate representation made by or on behalf of Impact or the Shareholder in this Agreement or any certificate or other document referenced in, this Agreement and delivered pursuant hereto, (ii) the breach of any of the warranties or agreements made by or on behalf of Impact or the Shareholder in this Agreement or any certificate or other document referenced in this Agreement and delivered pursuant hereto, or (iii) the breach or default in the performance by the Shareholder of any of the obligations to be performed hereunder. The Shareholder agrees to pay or reimburse Purchaser for any payment made or amount payable or loss suffered or incurred by Purchaser at any time from and after the Closing in respect of any Damages to which the foregoing indemnity relates.

     (b) If any claim shall be asserted against Purchaser by a third party for which Purchaser intends to seek indemnification from the Shareholder under this Section, Purchaser shall given written notice to the Shareholder of the nature of the claim asserted within forty-five (45) days after any executive officer of Purchaser learns of the assertion thereof and determines that Purchaser may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve the Shareholder of any liability hereunder in respect of this claim. Purchaser shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by the Shareholder (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of the Shareholder (which shall not be unreasonably withheld).

     5.3.  Purchaser Indemnification.

     (a) Purchaser shall indemnify and hold the Shareholder harmless against and in respect of all Shareholder Damages. "Shareholder Damages" shall mean any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Shareholder from
     (i) any inaccurate representation made by Purchaser in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, (ii) breach of any of the warranties or agreements made by Purchaser in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, or (iii) breach or default in the performance by Purchaser of any of the obligations to be performed by Purchaser hereunder. Purchaser agrees to pay or reimburse the Shareholder for any payment made or amount payable or loss suffered or incurred by the Shareholder at any time from and after the Closing in respect of any Shareholder Damages to which the foregoing indemnity relates.

     (b) If any claim shall be asserted against the Shareholder by a third party for which the Shareholder intends to seek indemnification from Purchaser under this Section, the Shareholder shall given written notice to Purchaser of the nature of the claim asserted within forty-five (45) days after the Shareholder learns of the assertion thereof and determines that the Shareholder may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve Purchaser of any liability hereunder in respect of this claim. The Shareholder shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by Purchaser (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of Purchaser (which shall not be unreasonably withheld).

6.  Covenants of Shareholder.

     6.1.  Fulfillment of Closing Conditions.

     At and prior to the Closing, the Shareholder shall cause Impact to use commercially reasonable efforts to fulfill the conditions specified in this Agreement. In connection with the foregoing, the Shareholder shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

     6.2.  Access to Information.

     From the date of this Agreement to the Closing, the Shareholder shall give to The Shareholder and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Impact as the other party may reasonably request. Purchaser shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

     6.3.  No Solicitation.

     From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 12, without the prior written consent of the Purchaser, the Shareholder shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. If the Shareholder receive any such inquiries, offers or proposals, the Shareholder shall (a) notify Purchaser orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within forty-eight (48) hours of the receipt thereof, (b) keep Purchaser informed of the status and details of any such inquiry, offer or proposal, and
     (c) give Purchaser five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of Impact. Notwithstanding the foregoing, the Shareholder shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

     6.4.  Confidentiality.

     The Shareholder agree that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by Purchaser to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible Purchaser shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in Purchaser; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that
     (1) was  known to the public prior to disclosure by Purchaser,
     (2) becomes known to the public through no fault of Impact, (3) is disclosed to Impact on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by Impact.

     6.5.  Transfer of Assets and Business.

     The Shareholder shall, and shall cause Impact to, take such reasonable steps as may be necessary or appropriate, in the judgment of Purchaser, so that Purchaser shall be placed in actual possession and control of all of the assets and the business of Impact, and Impact shall be owned and operated as a wholly owned subsidiary of Purchaser.

     6.6.  Disclosure of Fundraising.

     The Shareholder shall disclose to Purchaser any fund raising activities, which shall occur prior to the Closing. Further, the Shareholder shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of Impact's corporate purpose and business plan. Prior written approval of Purchaser is required to use funds for any other purposes.

7.  Covenants of Purchaser.

     7.1.  Fulfillment of Closing Conditions.

     At and prior to the Closing, Purchaser shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, Purchaser shall (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

     7.2.  Access to Information.

     From the date of this Agreement to the Closing, Purchaser shall cause Purchaser to give to the Shareholder and their employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Purchaser as the other party may reasonably request. The Shareholder shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

     7.3.  Confidentiality.

     Purchaser agrees that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the Shareholder to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible the Shareholder shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in Impact; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by Purchaser, (2) becomes known to the public through no fault Purchaser, (3) is disclosed to Purchaser on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by Purchaser.

     7.4.  Disclosure of Fundraising.

     Purchaser shall disclose to Impact any fund raising activities, which shall occur prior to the Closing. Further, Purchaser shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of Purchaser's corporate purpose and business plan. Prior written approval of the Shareholder shall be required to use funds for any other purposes.

8.  Mutual Covenants.

     8.1. Disclosure of Certain Matters. The Shareholder on the one hand, and Purchaser, on the other hand, shall give Purchaser and the Shareholder, respectively, prompt notice of any event or development that occurs prior to the Closing that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

     8.2. Public Announcements. The Shareholder and Purchaser shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions and, except as may be required by applicable law or regulation, a party hereto shall not issue any such press release or make any such public statement without the consent of the other party hereto.

     8.3. Confidentiality. If the transactions are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party except as required by law or regulation (including the listing rules), and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

9.  Conditions Precedent to Obligations of Impact.

All obligations of Impact to consummate the Transactions are subject to the satisfaction prior thereto of each of the following conditions:

     9.1.  Representations and Warranties.

     The representations and warranties of Purchaser contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

     9.2.  Agreements, Conditions and Covenants.

     Purchaser shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing.

     9.3.  Legality.

     No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale.

10.  Conditions Precedent to Obligations of Purchaser.

All obligations of Purchaser to consummate the transactions are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

     10.1.  Representations and Warranties.

     The representations and warranties of the Shareholder contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing.

     10.2.  Agreements, Conditions and Covenants.

     The Shareholder shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

     10.3.  Legality.

     No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a material adverse effect.

11.  Post-Closing Obligations.

     11.1. Audit. The Shareholder shall cause an audit of Impact to be completed within sixty (60) days of the Closing to comply with applicable provisions of Regulation S-X in connection with the acquisition of one company by another.

     11.2.  SEC Filings.

     The Shareholder shall assist the Purchaser to file with the SEC within the time prescribed by the applicable rules, all necessary forms with respect to the transfer of the Shares from his name to that of Purchaser. Conversely, Purchaser shall file all form within the prescribed times with respect to the acquisition of the Shares.

12.  Termination

     12.1.  Grounds for Termination.

     This Agreement may be terminated at any time before the Closing:

     (a)  By mutual written consent of the Shareholder and Purchaser;

     (b) By the Shareholder or Purchaser if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

     (c) By the Shareholder or Purchaser if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such court order shall have become final and non-appealable;

     (d) By Purchaser, if the Shareholder shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Shareholder shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, including failure to keep the Purchaser current in its filings and honor existing agreements; and

     (e) By the Shareholder, if Purchaser shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the Shareholder hereunder.

     12.2.  Effect of Termination.

     If this Agreement is terminated pursuant to Section 12.1, the agreements contained in Section 8.3 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

13.  General Matters.

     13.1.  Entire Agreement; Amendment

     This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

     13.2.  Benefits; Successors.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than the Shareholder and Purchaser and their respective heirs, legal representatives, successors and permitted assigns.

     13.3.  Assignment; Waiver.

     No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     13.4.  Further Assurances.

     At and after the Closing, the Shareholder and Purchaser shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions.

     13.5.  Interpretation.

     Unless the context of this Agreement clearly requires otherwise,
     (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

     13.6.  Severability.

     If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     13.7.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

     13.8.  Schedules.

     Any items listed or described on Schedules shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

     13.9.  Notices.

     All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

     If to Pangea Investments GmbH:
     160a Churerrstrasse, Pfaffikon SZ 8808 Switzerland
     Attention: Ralph W. Marthaler
     Facsimile: +41(55) 415 6258

     If to Purchaser:
     Andain Inc.
     5190 Neil Road, Suite 430
     Reno, Nevada 89504
     Attention: Sam Elimelech

     With copies to:

     Brian F. Faulkner, A Professional Law Corporation
     27127 Calle Arroyo, Suite 1923
     San Juan Capistrano, California 92675
     Attention:  Brian F. Faulkner, Esq.
     Facsimile: (949) 240-1362

     13.10.  Arbitration.

     Any and all disputes relating to this Agreement or its breach shall be settled by arbitration, by a single arbitrator, in Reno, Nevada, in accordance with the then-current rules of JAMS/Endispute; the parties waive any right they may have under any statute or law to cause such proceeding to be transferred to any other venue. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorneys' fees and costs incurred, as determined by the arbitrator, together with reasonable attorneys' fees and costs incurred by the prevailing party in court enforcement of the arbitration award, must be paid to the prevailing party by the party designated by the arbitrator or court. Service of the Petition to Confirm Arbitration and written notice of the time and place of the hearing thereon shall be in the same manner provided in this Agreement.

     Should one party either dismiss or abandon his claim or counterclaim before hearing thereon, the other party shall be deemed the "prevailing party" pursuant to this Agreement. Should both parties receive judgment or award of their respective claims, the party in whose favor the larger judgment or award is rendered shall be deemed the "prevailing party" pursuant to this Agreement.

     13.11.  Governing Law.

     The laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, this Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

                                       PURCHASER

                                       ANDAIN INC.


                                       By: /s/  Sam Elimelech
                                       Sam Elimelech, President


                                       SHAREHOLDER OF IMPACT

                                       PANGEA INVESTMENTS GMBH


                                       By: /s/  Ralph W. Marthaler
                                       Ralph W. Marthaler, President